                                                                    Exhibit 23

              Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Vision Twenty-One, Inc. 1996 Stock Incentive Plan of our reports as follows in the Prospectus of Vision Twenty-One, Inc. dated November 20, 1997 for the registration of 2,300,000 shares of its common stock and with respect to the financial statements included in the Vision Twenty-One, Inc. Form 8-K/A dated December 1, 1997 and filed with the Securities and Exchange Commission.


                REPORT ON FINANCIAL STATEMENTS                                   REPORT DATE
-------------------------------------------------------------------------------------------------------------------
Vision Twenty-One, Inc. and Subsidiaries                        March 22, 1997, except for Note 11, as to
                                                                   which the date is July 29, 1997
Schedule I--Valuation and Qualifying Accounts                   July 29, 1997
Gillette, Beiler & Associates, P.A.                             March 22, 1997
Northwest Eye Specialists, P.L.L.C.                             January 15, 1997
Cambridge Eye Clinic, P.A.--John W. Lahr, Optometrist, P.A.     January 10, 1997
   and Eyeglass Express Optical Lab, Inc.
J & R Kennedy, O.D., P.A. and Roseville Opticians, Inc.         March 21, 1997
Lindstrom, Samuelson & Hardten Ophthalmology Associates, P.A.   January 14, 1997
   and Vision Correction Centers, Inc.
Jerald B. Turner, M.D., P.A.                                    February 26, 1997
Eye Institute of Southern Arizona, P.C.                         January 15, 1997
Optometric Eye Care Centers, Inc.                               January 17, 1997
Dr. Smith and Associates, P.A., #6950, Dr. Smith and            January 17, 1997
   Associates, P.A., #6958, and Dr. Smith and Associates,
   P.A. #6966
Daniel B. Feller, M.D., P.C., d/a/a Paradise Valley Eye         January 17, 1997
   Specialists; Eye Specialists of Arizona Network, P.C., and
   Sharona Optical, Inc.
Cochise Eye & Laser, P.C.                                       March 28, 1997, except for Note 6, as to
                                                                   which the date is May 1, 1997
Richard L. Short, D.O., P.A.                                    March 14, 1997, except for Note 12, as to
   d/b/a Eye Associates of Pinellas                                which the date is March 28, 1997
Swagel-Wootton Eye Center, Ltd. and Aztec Optical Limited       October 12, 1997
   Partnership
Managed Health Service, Inc.                                    November 21, 1997
Retina Associates, Southwest, P.C. and DGL Properties, Inc.     October 31, 1997


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                                                 /s/  Ernst & Young LLP
Tampa, Florida
December 1, 1997